POWER OF ATTORNEY

The undersigned Directors and Officers of Farmers New World Life Insurance Company, a Washington corporation, hereby constitute and appoint Chris Flint and Garrett B. Paddor, and each of them (with full power to each of them to act alone), his/her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him/her and on his/her behalf and in his/her name, place and stead, to execute and file any of the documents referred to below relating to Registration Statements under the Securities Act of 1933 and under the Investment Company Act of 1940 listed below with respect to the variable life insurance policies to be issued through the Farmers Variable Life Separate Account A: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, and all applications for any exemption from the federal securities laws, each of said attorneys-in-fact and agents and his or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant Name	Product Name and File Number
Farmers Variable Life Separate Account A	Product Name: Farmers® Variable Universal Life Securities Act File Number: 333-84023 Investment Company Act File Number: 811-09507
Product Name: Farmers® LifeAccumulator Securities Act File Number: 333-100287 Investment Company Act File Number: 811-09507
Product Name: Farmers EssentialLife® Variable Universal Life Securities Act File Number: 333-149540 Investment Company Act File Number: 811-09507

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

Signature	Title	Date

Chris Flint Mar 3, 2022 10:07 AM PST Chris Flint	Director and President	February 28, 2022

Stephen McAnena Mar 2, 2022 9:35 AM PST Stephen McAnena	Director and Chairman of the Board	February 28, 2022

David Travers Mar2. 2022 10:06 PM CST David Travers	Director	February 28, 2022

Scott Stoll Mar 3, 2022 6:22 AM PST Scott Stoll	Director	February 28, 2022

Giles Harrison Mar 2, 2022 8:24 AM HST Giles Harrison	Director and Assistant Treasurer	February 28, 2022

Annette Thompson Mar 2, 2022 1:59 PM PST Annette Thompson	Director	February 28, 2022

Ben Tucker Mar2. 2022 1:34 PM PST Warren Tucker	Director	February 28, 2022